Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints WILLIAM P. LIVEK and DAVID I. CHEMEROW, and either of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Rentrak Corporation, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 1,000,000 shares of common stock of Rentrak Corporation, and options and other rights relating thereto, to be issued pursuant to the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 12th day of November, 2009.

Signature /s/ William P. Livek	Title Chief Executive Officer and Director
William P. Livek	(Principal Executive Officer)

/s/ David I. Chemerow	Chief Operating Officer and Chief Financial
David I. Chemerow	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Paul A. Rosenbaum	Chairman of the Board
Paul A. Rosenbaum

/s/ Thomas D. Allen	Director
Thomas D. Allen

/s/ Richard Hochhauser	Director
Richard Hochhauser

/s/ George H. Kuper	Director
George H. Kuper

Director
Anne MacDonald

/s/ Brent D. Rosenthal	Director
Brent D. Rosenthal

/s/ Ralph R. Shaw	Director
Ralph R. Shaw